                                                                    EXHIBIT 99.1

                                            NEWS RELEASE
                                            FOR IMMEDIATE RELEASE

                                            CONTACT: MERILYN H. HERBERT
                                            VICE PRESIDENT, INVESTOR
                                            RELATIONS
                                            (615) 370-1377

                PROVINCE HEALTHCARE ANNOUNCES 3-FOR-2 STOCK SPLIT

BRENTWOOD, Tenn., Sept. 5 /PRNewswire/ -- Martin S. Rash, Chairman, President and Chief Executive Officer of Province Healthcare Company, (Nasdaq: PRHC) today announced that the Company's Board of Directors has approved a 3-for-2 stock split, which will be effected in the form of a 50% stock dividend.

The new shares and payment for fractional shares will be distributed on September 28, 2000, to shareholders of record at the close of business on September 15, 2000. Each shareholder of record will receive one additional share of common stock for each two shares of common stock owned as of the record date. As of August 31, 2000, Province had 20,449,393 shares of common stock outstanding. Province's common stock is traded on the Nasdaq National Market.

Province Healthcare is a provider of health care services in attractive non-urban markets in the United States. The Company owns or leases 16 general acute care hospitals in nine states with a total of 1,511 licensed beds. The Company also provides management services to 44 primarily non-urban hospitals in 17 states with a total of 3,454 licensed beds.

Contact: Merilyn H. Herbert, Province Healthcare Company (PRHC) at 615-370-1377.